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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     THE BOARD OF DIRECTORS

     GENESIS MICROCHIP INCORPORATED

     We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed July 28, 2000 pertaining to the 2000 Non Statutory Stock Option Plan and the 1997 Employee Stock Option Plan of our report dated April 28, 2000 on the consolidated financial statements of the Company as at March 31, 2000 and March 31, 1999 and for the year ended March 31, 2000, the ten months ended March 31, 1999 and the year ended May 31, 1998 included in the March 31, 2000 Form 10-K of the Company.


/s/ KPMG LLP



Toronto, Canada
July 28, 2000